UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

NetSuite Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33870	94-3310471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2955 Campus Drive, Suite 100 San Mateo, California	94403-2511
(Address of principal executive offices)	(Zip Code)

(650) 627-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the “Amendment”) updates information disclosed in a Current Report on Form 8-K filed on June 2, 2011 (the “Original Form 8-K”) relating to the 2011 Annual Meeting of Stockholders of NetSuite Inc. (the “Company”) held on May 26, 2011 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future advisory votes on executive compensation.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, at the Annual Meeting, the Company’s stockholders approved, by non-binding vote, the option of once every three years as the frequency of future advisory votes on executive compensation. This approval was consistent with the recommendation of the Company’s board of directors. Based on these results, the Company’s board of directors has determined, by formal resolution, to conduct stockholder advisory votes regarding compensation awarded to its named executive officers once every three years until such time as the board of directors determines otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSUITE INC.

	By:	/s/ Ronald Gill
Dated: February 9, 2012	Name:	Ronald Gill
	Title:	Chief Financial Officer